                                                                     Exhibit 3.3

                 FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES
                     AND RIGHTS OF SERIES A PREFERRED STOCK
                                       OF
                             HEWITT ASSOCIATES, INC.

                           __________________________


     HEWITT ASSOCIATES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock, which resolution is as follows:

     RESOLVED, That pursuant to the authority vested in the Board of Directors of this corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the corporation be and it hereby is created, such series of Preferred Stock to be designated Series A Preferred Stock, to consist of 1,400,000 shares, each of which the relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

     1,400,000 shares of the Corporation's capital stock shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding. Certain other capitalized terms used herein are defined in Section 11.

     Section 1.  Dividends.
                 ---------

     1.1.  General Obligation.
           ------------------

     (a) When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay dividends to the holders of the Series A Preferred Stock as provided in this Section 1. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock (each a "Share") shall accrue on an annual basis at the Applicable Rate (defined below) on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid or until such Shares are redeemed by the Corporation pursuant to the terms hereof. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues a Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock.

     1.2.  Applicable Rate. The term "Applicable Rate" shall mean: (i) from the
           ---------------
date of issuance through the period ending on the one year anniversary of the date of issuance, a rate equal to seven percent (7%) per annum, and (ii) following the one year anniversary of the date of issuance, a rate equal to the one year London Interbank Offered Rate ("LIBOR") plus 4.29% per annum. The
                                                 ----
Applicable Rate for the succeeding year shall be determined on each anniversary of the date of issuance. LIBOR shall be determined by reference to the one year LIBOR rate quoted in The Wall Street Journal on such date as the Applicable Rate is determined.

     1.3.  Accrual of Dividends. All dividends which have accrued on each Share
           --------------------
outstanding during the one year period ending on each anniversary of the date of issuance shall be accumulated and shall remain accumulated dividends with respect to such Share until paid; provided, that no dividends shall accrue or be
                                  --------
due or payable on the Shares in respect of the one year period commencing on the date of issuance and ending on the one year anniversary of the date of issuance if the Shares are redeemed by the Corporation pursuant to the terms hereof prior to such one year anniversary.

     1.4   Withholding. The Corporation shall have the right to deduct from any
           -----------
payment otherwise due in respect of the Series A Preferred Stock any federal, state, or local taxes of any kind required by law to be withheld with respect to such payment.

     Section 2.  Liquidation. Upon any liquidation, dissolution or winding up of
                 -----------
the Corporation, each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities (defined below), an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Shares held by such holder, and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 20 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     Section 3.   Mandatory Redemption.
                  --------------------

     3.1.   Redemption Payment. The Corporation shall be obligated on the
            ------------------
Mandatory Redemption Date to redeem all the Shares and to pay to the holders thereof (upon surrender by such holders at the Corporation's principal office of the certificate representing such Shares) an amount in immediately available funds equal to the Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on the Mandatory Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on the Mandatory Redemption Date but which it has not redeemed.

     Section 4.   Redemption at the Option of the Holders.
                  ---------------------------------------

     4.1.   IPO.
            ---

            (a) Upon consummation of an IPO, the holder or holders of a majority of the Series A Preferred Stock then outstanding may require the Corporation to redeem (the "IPO Put") all or any portion of the Series A Preferred Stock at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice of such election within twenty five (25) days following the consummation of the IPO. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein within five (5) days after the IPO Put Date. The consideration paid by the Corporation in respect of the Shares redeemed in the IPO Put shall be in the form of Class A Common Stock, Class B Common Stock and Class C Common Stock as set forth on the attached Schedule A.
                                                                   ----------

            (b) Subject to Section 6, the number of shares of Common Stock issuable in respect of each Share to be redeemed by the Corporation in the IPO Put shall be equal to (x) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) multiplied by (y) the Exchange Rate divided by (z) the
                          ---------- --                       ------- --
IPO Stock Price. The "IPO Stock Price" means the average closing price per share of Class A Common Stock on the national securities exchange or national market system on which the Class A Common Stock is traded as reported by such national securities exchange or national market system for the five (5) trading days commencing after the twenty-fifth (25th) day following the closing date of the IPO. For purposes of this Section 4.1, the term "Exchange Rate" means the average rate of exchange of US Dollars per Pound Sterling as quoted in The Wall Street Journal for the five (5) trading days commencing after the twenty-fifth
(25th) day following the closing date of the IPO. The "IPO Put Date" means the close of business on the fifth (5th) trading day of the five (5) trading day period commencing after the twenty-fifth (25th) day following the closing date of the IPO.

     4.2.   Sale Event.
            ----------

            (a) Immediately prior to the consummation of a Sale Event, the holder or holders of a majority of the Series A Preferred Stock then outstanding may require the Corporation to redeem (the "Sale Event Put") all or any portion of the Series A Preferred Stock at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends on the Series A Preferred Stock) by giving written notice of such election at least ten (10) days prior to the consummation of the Sale Event. The Corporation shall provide written notice of the proposed Sale Event to the holders of Series A Preferred Stock no less than thirty (30) days prior to the consummation of the Sale Event. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein immediately prior to the consummation of the Sale Event. The consideration paid by the Corporation in respect of the Shares redeemed in the Sale Event Put shall be in the form of Class A Common Stock, Class B Common Stock and Class C Common Stock as set forth on the attached Schedule A.
----------

            (b) Subject to Section 6, the number of shares of Common Stock issuable in respect of each Share to be redeemed by the Corporation in the Sale Event Put shall be equal to (x) the Liquidation Value thereof (plus all accrued and unpaid dividends on the Series A Preferred Stock) multiplied by (y) the
                                                      ---------- --
Exchange Rate divided by (z) the Acquisition Consideration. For purposes of this
              ------- --
Section 4.2, the term "Exchange Rate" means the average rate of exchange of US Dollars per Pound Sterling as quoted in The Wall Street Journal for the five (5) trading day period ending two (2) days prior to the consummation of the Sale Event.

     5.     Redemption at the Option of the Corporation.
            -------------------------------------------

     5.1.   IPO.
            ---

            (a) At any time commencing sixty (60) days after the consummation of an IPO, the Corporation may redeem all or any portion of the Series A Preferred Stock then outstanding (the "IPO Call") at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice of such redemption to the holders of Series A Preferred Stock not less than ten (10) days prior to the exercise of the IPO Call. The date on which the Corporation shall redeem the Series A Preferred Stock shall be as specified in the notice of redemption from the Corporation to the holders of Series A Preferred Stock. The consideration paid by the Corporation in respect of the Shares redeemed in the IPO Call shall be in the form of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Corporation as set forth on Schedule A or cash, or a combination thereof, as the Corporation shall
         ----------
elect.

            (b) Subject to Section 6, if shares of Common Stock are issued by the Corporation in the IPO Call, the number of shares of Common Stock issuable in respect of each Share to be redeemed by the Corporation in the IPO Call shall be equal to (x) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) multiplied by (y) the Exchange Rate divided by (z) the IPO
                   ---------- --                       ------- --
Stock Price. For purposes of this Section 5.1, the term "Exchange Rate" means the average rate of exchange of US Dollars per Pound Sterling as quoted in The Wall Street Journal for the five (5) trading days commencing after the twenty-fifth (25th) day following the closing date of the IPO.

     5.2.   Sale Event.
            ----------

            (a) Immediately prior to the consummation of a Sale Event, the Corporation may redeem all or any portion of the Series A Preferred Stock the outstanding (the "Sale Event Call") at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends on the Series A Preferred Stock) by giving written notice of such election within ten (10) days prior to the consummation of the Sale Event. The Corporation shall provide written notice to the holders of Series A Preferred Stock no less than thirty
(30) days prior to the consummation of the Sale Event. The date on which the Corporation shall redeem the Series A Preferred Stock shall be as specified in the notice of redemption from the Corporation to the holders of Series A Preferred Stock. The consideration paid by the Corporation in respect of the Shares redeemed in the Sale Event Call shall be in the form of Class A Common Stock, Class B Common Stock and Class C Common Stock as set forth on the attached Schedule A or cash, or a combination thereof, as the Corporation shall
         ----------
elect.

            (b)   Subject to Section 6, if shares of Common Stock are issued by the Corporation in the Sale Event Call, the number of shares of Common Stock issuable in respect of each Share to be redeemed by the Corporation in the Sale Event Call shall be equal to (x) the Liquidation Value thereof (plus all accrued and unpaid dividends on the Series A Preferred Stock) multiplied by (y) the
                                                      ---------- --
Exchange Rate divided by (z) the Acquisition Consideration. For purposes of this
              ------- --
Section 5.2, the term "Exchange Rate" means the average rate of exchange of US Dollars per Pound Sterling as quoted in The Wall Street Journal for the five (5) trading day period ending two (2) days prior to the consummation of the Sale Event.

      Section 6.  Surrender of Shares of Series A Preferred Stock.
                  -----------------------------------------------

      6.1   Termination of Employment Within Two Years Prior to IPO.
            -------------------------------------------------------

            (a) If a holder of Series A Preferred Stock (a "Series A Holder") ceases to be employed by the Corporation or any of its subsidiaries by reason of the Series A Holder's death, disability or retirement at or after the age of 60, the shares of Series A Preferred Stock held by such Series A Holder shall be converted into such lesser number of shares of Series A Preferred Stock as set forth in this Section 6.1(a). The aggregate number of shares of Series A Preferred Stock held by such Series A Holder shall be reduced to a number of shares equal to such Series A Holder's Relevant Entitlement. A number of shares of Series A Preferred Stock equal to the number by which such Series A Holder's holding shall have been thereby reduced less such Series A Holder's Enhanced
                                        ----
Exit Payment Shares shall be issued to the then remaining Series A Holders who are Original Continuing Partners in the proportions which their Allocation Factors then bear to one another.

            (b) If a Series A Holder ceases to be employed by the Corporation or any of its subsidiaries for any reason other than those described in Section 6.1(a), the shares of Series A Preferred Stock held by such Series A Holder shall be cancelled. The aggregate number of shares of Series A Preferred Stock held by such Series A Holder prior to operation of this Section 6.1(b) less such
                                                                       ----
Series A Holder's Enhanced Exit Payment Shares shall be issued to the then remaining Series A Holders who are Original Continuing Partners in the proportions which their Allocation Factors then bear to one another.

            (c) The conversion or cancellation and issuance of shares pursuant to this Section 6.1 shall occur as soon as reasonably practicable following the date of termination of employment of a Series A Holder.

     6.2    Termination of Employment More than Two Years Prior to IPO. If two
            ----------------------------------------------------------
years elapse from the date on which a Series A Holder ceases to be employed by the Corporation or any of its subsidiaries, and there has been no IPO Date during that two-year period, a number of shares of Series A Preferred Stock equal to the such Series A Holder's Enhanced Exit Payment Shares shall be issued on such two year anniversary to the then remaining Series A Holders who are Original Continuing Partners in the proportions which their Allocation Factors then bear to one another.

     Section 7.   Redemptions Generally
                  ---------------------

     7.1    Surrender of Certificates. Upon receipt of the redemption price in
            -------------------------
the manner set forth herein, each holder of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the office of the transfer agent for the Series A Preferred Stock and each surrendered certificate shall be canceled and retired. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed Shares.

     7.2.   Dividends After Redemption Date. No Share is entitled to any
            -------------------------------
dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon), whether paid in cash or stock, is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

     7.3.   Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed
            -------------------------------------
or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

     Section 8.   No Voting Rights.  The Series A Preferred Stock shall have no
                  ----------------
voting rights.

     Section 9.   Transfer Restrictions
                  ---------------------

     9.1    Restrictions on Transfer. The Series A Preferred Stock shall not be
            ------------------------
Transferred without the prior written consent of the Corporation, except to the Corporation upon redemption thereof. "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights whether by operation of law or through the exercise of judicial remedies. "Transferred" means the accomplishment of a Transfer. If any Transfer is made or attempted contrary to the provisions of this Certificate of Designations, such purported Transfer shall be void and the Corporation shall have the right to refuse to recognize any transferee as one of its stockholders for any purpose.

     9.2  Registration of Transfer. The Corporation shall keep at its principal
          ------------------------
office a register for the registration of Series A Preferred Stock. Subject to
Section 9.1, upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

     Section 10. Replacement. Upon receipt of evidence reasonably satisfactory
                 -----------
to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 11.  Definitions.
                  -----------

     "Acquisition Consideration" means the value of securities, cash or other
      -------------------------
property, or any combination thereof, receivable in respect of one share of Class B Common Stock upon consummation of a Sale Event.

     "Allocation Factor" means, in respect of any Original Continuing Partner
      -----------------
(other than Andrew McKinnon):

                  A + 7.58156

     where A is the lower of (i) 10 and (ii) the number of complete years between the date when the Original Continuing Partner became an equity partner in Bacon & Woodrow and the IPO Date. For this purpose, Alan Judes shall be deemed to have become an equity partner on 1st May, 1995 and Tony Cairns and Morfydd Evans on 1st May, 1994. The Allocation Factor for Andrew McKinnon shall be zero.

     "Business Amalgamation Agreement" means the Business Amalgamation
      -------------------------------
Agreement, dated May 30, 2002, by and among Hewitt Holdings LLC and the parties thereto.

     "Class A Common Stock" means the Class A Common Stock of the Corporation,
      --------------------
par value $.01 per share.

     "Class B Common Stock" means the Class B Common Stock of the Corporation,
      --------------------
par value $.01 per share.

     "Class C Common Stock" means the Class C Common Stock of the Corporation,
      --------------------
par value $.01 per share.

     "Common Stock" means the Class A Common Stock, the Class B Common Stock and
      ------------
the Class C Common Stock.

     "Corporation" means Hewitt Associates, Inc., a Delaware corporation.
      -----------

     "Enhanced Exit Payment Shares" in respect of any Series A Holder means the
      ----------------------------
number of shares of Series A Preferred Stock having a Liquidation Value equal to the amount set forth beside the name of such Series A Holder on Schedule B
                                                                ----------
hereto.

     "IPO" means the first public offering pursuant to an effective registration
      ---
statement under the Securities Act, other than on Form S-4 or S-8 or their then equivalents or any successor form thereto, covering the offer and sale by the Corporation of its shares of Class A Common Stock.

     "IPO Date" means the date on which the Corporation consummates the IPO.
      --------

     "Junior Securities" means the Common Stock and any capital stock of any
      -----------------
class of the Corporation hereafter authorized ranking junior to the Series A Preferred Stock as to dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Liquidation Value" of any Share as of any particular date shall be equal
      -----------------
to 100 British Pounds Sterling.

     "Mandatory Redemption Date" shall mean June 5, 2007.
      -------------------------

     "Original Continuing Partners" shall have the meaning set forth in the
      ----------------------------
Business Amalgamation Agreement, dated May 30, 2002, by and among Hewitt Holdings LLC and the parties thereto.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Relevant Entitlement" in respect of any Series A Holder whose Shares are
      --------------------
to be surrendered pursuant to Section 6, means a number of shares of Series A Preferred Stock calculated as follows:

     (A-B) x [(60-C) / 60]

     where

       A = the number of shares of Series A Preferred Stock initially issued to such Series A Holder upon the closing of the transactions contemplated by the Business Amalgamation Agreement.

       B = the number of such Series A Holder's Enhanced Exit Payment Shares;
and

       C = the lesser of (i) 60 and (ii) the number of months elapsed between:

               (i) the later of the date of the Holder of Preferred Shares ceasing to be an employee of the Corporation or any of its subsidiaries, and 1 May 2003; and

               (ii) the later of the IPO Date and 1 May 2003.

       "Sale Event" means (i) the sale of all or substantially all of the assets
        ----------
of the Corporation on a consolidated basis to an unrelated person or entity or
(ii) a sale of stock, merger, reorganization consolidation or other transaction, regardless of how structured, in which the holders of the Corporation's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, excluding the IPO and the distribution of shares of Common Stock by Hewitt Holdings LLC (or its successor) to its members.

       Section 12.  Amendment. No amendment, modification or waiver with respect
                    ---------
to any provision of this Certification of Designation shall be binding or effective without the prior written consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time such action is taken.

       Section 13.  Notices. Except as otherwise expressly provided hereunder,
                    -------
all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     IN WITNESS WHEREOF, HEWITT ASSOCIATES, INC. has caused this Certificate to be executed this ____ day of June, 2002.



                                            HEWITT ASSOCIATES, INC.


                                            By: _________________________
                                            Name: _______________________
                                            Title: ______________________

                                                                     Exhibit 3.3
                                                                      SCHEDULE A
                                                                      ----------

     Name of Continuing Partner     Newco Shares        Total Shares of Series     Estimated Enhanced    Preferred Shares in
                                                          A Preferred Stock           Exit Payment       respect of which Class B
                                                                                        (Pounds)         Common Stock will be
                                                                                                         issued
Michael John Jones                   4,689,868                 46,898.68               2,248,815             22,488.15
Michael Alan Pomery                  4,719,358                 47,193.58               2,278,305             22,783.05
Graham Richard Farren                4,640,482                 46,404.82               2,199,429             21,994.29
Richard Dalzell Moore                4,683,444                 46,834.44               2,242,391             22,423.91
Anthony Richard Hewitt               4,469,587                 44,695.87               2,028,534             20,285.34
David Paul Hager                     4,361,434                 43,614.34               1,920,381             19,203.81
Richard John Chapman                 4,368,555                 43,685.55               1,927,502             19,275.02
Philip Robert Corrie Jowett          4,203,855                 42,038.55               1,762,802             17,628.02
Peter Jerome Morgan                  4,313,841                 43,138.41               1,872,788             18,727.88
Kevin Richard Wesbroom               4,160,269                 41,602.69               1,719,216             17,192.16
Michael Gerard Joseph Gannon         4,321,570                 43,215.70               1,880,517             18,805.17
Roger Stephen Parkin                 4,077,610                 40,776.10               1,636,557             16,365.57
Keith Barton                         4,006,187                 40,061.87               1,565,134             15,651.34
Linda Susan Parsonage                4,036,936                 40,369.36               1,595,883             15,958.83
Richard John Whitelam                3,914,417                 39,144.17               1,473,364             14,733.64
Robert Lenox Michael Arnold          3,887,250                 38,872.50               1,446,198             14,461.98
Nicholas David Fitzpatrick           3,775,651                 37,756.51               1,334,599             13,345.99
Alan Harry Phillips                  3,890,528                 38,905.28               1,449,475             14,494.75
Ian Edwards                          3,637,013                 36,370.13               1,195,960             11,959.60
Penelope Mary Webster                3,565,842                 35,658.42               1,124,789             11,247.89
Anthony Stephen Cairns               3,069,109                 30,691.09                 971,260              9,712.60
Morfydd Ann Evans                    3,074,294                 30,742.94                 976,445              9,764.45
Alan Marc Judes                      2,790,193                 27,901.93                 825,560              8,255.60
Richard Allen Block                  2,150,507                 21,505.07                 495,856              4,958.56
Richard Kenneth Mulcahy              2,150,507                 21,505.07                 495,856              4,958.56
Robert Douglas Senior                2,150,507                 21,505.07                 495,856              4,958.56
Simon Abbott St. Leger-Harris        2,150,507                 21,505.07                 495,856              4,958.56
Anthony Richard Ashton               1,964,824                 19,648.24                 413,500              4,135.00

     Name of Continuing Partner     Preferred Shares in
                                    respect of which Class C
                                    Common Stock will be
                                    issued
Michael John Jones                        24,410.53
Michael Alan Pomery                       24,410.53
Graham Richard Farren                     24,410.53
Richard Dalzell Moore                     24,410.53
Anthony Richard Hewitt                    24,410.53
David Paul Hager                          24,410.53
Richard John Chapman                      24,410.53
Philip Robert Corrie Jowett               24,410.53
Peter Jerome Morgan                       24,410.53
Kevin Richard Wesbroom                    24,410.53
Michael Gerard Joseph Gannon              24,410.53
Roger Stephen Parkin                      24,410.53
Keith Barton                              24,410.53
Linda Susan Parsonage                     24,410.53
Richard John Whitelam                     24,410.53
Robert Lenox Michael Arnold               24,410.52
Nicholas David Fitzpatrick                24,410.52
Alan Harry Phillips                       24,410.53
Ian Edwards                               24,410.53
Penelope Mary Webster                     24,410.53
Anthony Stephen Cairns                    20,978.49
Morfydd Ann Evans                         20,978.49
Alan Marc Judes                           19,646.33
Richard Allen Block                       16,546.51
Richard Kenneth Mulcahy                   16,546.51
Robert Douglas Senior                     16,546.51
Simon Abbott St. Leger-Harris             16,546.51
Anthony Richard Ashton                    15,513.24

Paula Elizabeth Cook                        1,964,824          19,648.24          413,500        4,135.00          15,513.24
Andrew Darrell Cox                          1,964,824          19,648.24          413,500        4,135.00          15,513.24
Rebecca Ruth Hansford                       1,964,824          19,648.24          413,500        4,135.00          15,513.24
Robert Anthony Meek                         1,964,824          19,648.24          413,500        4,135.00          15,513.24
Andrew James Corvesor                       1,779,140          17,791.40          331,100        3,311.00          14,480.40
Lee David Jagger                            1,779,140          17,791.40          331,100        3,311.00          14,480.40
Christopher Geoffrey Norden                 1,779,140          17,791.40          331,100        3,311.00          14,480.40
Kerrin Edward Rosenberg                     1,779,140          17,791.40          331,100        3,311.00          14,480.40
Andrew Stephen McKinnon                     1,000,000          10,000.00          136,549        1,365.49           8,634.51
Brian Kenneth Wilson                          550,000           5,500.00                0               0           5,500.00
Sally Bridgeland                              550,000           5,500.00                0               0           5,500.00
Jane Elizabeth Mary Curtis                    550,000           5,500.00                0               0           5,500.00
Keith David Lelliott                          550,000           5,500.00                0               0           5,500.00
John Martin Lowes                             550,000           5,500.00                0               0           5,500.00
Andrew Payne                                  550,000           5,500.00                0               0           5,500.00
Robert Huw Davies                             500,000           5,000.00                0               0           5,000.00
Mark Adam Jones                               500,000           5,000.00                0               0           5,000.00
Sara Lousie Kenyon                            500,000           5,000.00                0               0           5,000.00
John Charles Oliver                           500,000           5,000.00                0               0           5,000.00
Timothy David Alan Reay                       500,000           5,000.00                0               0           5,000.00
Andrew James Staddon                          500,000           5,000.00                0               0           5,000.00
Andrew James Tunningley                       500,000           5,000.00                0               0           5,000.00
The Bacon & Woodrow Employee Trust         13,999,999         139,999.99                0               0

TOTAL                                     140,000,000       1,400,000.00       43,187,777      431,877.77         828,122.24

The 139,999.99 shares of Series A Preferred Stock held by the Bacon & Woodrow Employee Trust will be redeemable for shares of Class A Common Stock of the Corporation.

                                                                     Exhibit 3.3
                                                                      SCHEDULE B
                                                                      ----------

                             Enhanced Exit Payments


    Name of Continuing Partner                   Estimated Enhanced Exit
                                                          Payment
                                                         (Pounds)

Michael John Jones                                       2,248,815
Michael Alan Pomery                                      2,278,305
Graham Richard Farren                                    2,199,429
Richard Dalzell Moore                                    2,242,391
Anthony Richard Hewitt                                   2,028,534
David Paul Hager                                         1,920,381
Richard John Chapman                                     1,927,502
Philip Robert Corrie Jowett                              1,762,802
Peter Jerome Morgan                                      1,872,788
Kevin Richard Wesbroom                                   1,719,216
Michael Gerard Joseph Gannon                             1,880,517
Roger Stephen Parkin                                     1,636,557
Keith Barton                                             1,565,134
Linda Susan Parsonage                                    1,595,883
Richard John Whitelam                                    1,473,364
Robert Lenox Michael Arnold                              1,446,198
Nicholas David Fitzpatrick                               1,334,599
Alan Harry Phillips                                      1,449,475
Ian Edwards                                              1,195,960
Penelope Mary Webster                                    1,124,789
Anthony Stephen Cairns                                     971,260
Morfydd Ann Evans                                          976,445
Alan Marc Judes                                            825,560
Richard Allen Block                                        495,856
Richard Kenneth Mulcahy                                    495,856
Robert Douglas Senior                                      495,856
Simon Abbott St. Leger-Harris                              495,856
Anthony Richard Ashton                                     413,500
Paula Elizabeth Cook                                       413,500
Andrew Darrell Cox                                         413,500
Rebecca Ruth Hansford                                      413,500
Robert Anthony Meek                                        413,500
Andrew James Corvesor                                      331,100
Lee David Jagger                                           331,100
Christopher Geoffrey Norden                                331,100
Kerrin Edward Rosenberg                                    331,100
Andrew Stephen McKinnon                                    136,549

Brian Kenneth Wilson                                            0
Sally Bridgeland                                                0
Jane Elizabeth Mary Curtis                                      0
Keith David Lelliott                                            0
John Martin Lowes                                               0
Andrew Payne                                                    0
Robert Huw Davies                                               0
Mark Adam Jones                                                 0
Sara Lousie Kenyon                                              0
John Charles Oliver                                             0
Timothy David Alan Reay                                         0
Andrew James Staddon                                            0
Andrew James Tunningley                                         0
The Bacon & Woodrow Employee Trust                              0

TOTAL                                                  43,187,777

                                       2